U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 3, 2005

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109

(Address of principal executive offices)

(206) 624-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Employment Agreement with David W. Stevens as President and Chief Executive Officer

On March 3, 2005, Cascade Natural Gas Corporation (the “Company”) entered into an Employment Agreement with David W. Stevens, pursuant to which Mr. Stevens will become employed as the Company’s President and Chief Executive Officer (“CEO”), effective April 1, 2005 (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. Stevens will receive an annual base salary of not less than $400,000.  Mr. Stevens’ initial base salary will be $400,000, and will be reviewed at least annually by the Company’s Governance, Nominating and Compensation Committee.  Mr. Stevens’ other benefits under the Employment Agreement will include the following:

•                  15,000 shares of the Company’s common stock will be awarded to him under the Company’s 1998 Stock Incentive Plan, 5,000 of which will be fully vested upon his first date of employment, 5,000 of which will vest one year after his date of first employment, and 5,000 of which will vest two years after his date of first employment.

•                  Annual cash incentive compensation under the Company’s Key Performance Plan and Term Incentive Plan ranging from 0% to 108% of Mr. Stevens’ base salary.

•                  Long-term incentive award no less favorable than that provided to other senior executive officers of the Company under the Company’s Long-Term Incentive Plan.  Mr. Stevens’ anticipated target award is 20% of his base salary.

•                  Supplemental retirement benefits which will provide for contributions to an account for the benefit of Mr. Stevens to provide him with replacement pay at retirement equal to approximately 55% of his average base salary during the three consecutive fiscal years of the Company during which his base salary was highest, after taking into account benefits under any retirement benefits payable to him under any qualified or nonqualified retirement plan sponsored by the Company or his prior employer and social security.

•                  Relocation allowance that includes reasonable closing costs in connection with the sale of Mr. Stevens’ current residence, a monthly living allowance of up to $2,000 (or more upon approval of the Chairman of the Board) for up to six months from his date of hire to cover actual living expenses incurred in his move to Seattle, the cost of airfare and reasonable accommodations in the Seattle area for up to four visits by Mr. Stevens and his family to find a replacement residence, up to $25,000 for reasonable moving costs, and the cost of two round-trip airfares per month between Seattle and Austin for up to six months to allow Mr. Stevens to spend time with his family prior to their move to Seattle.

•                  A monthly allowance of $1,500 to provide for the lease or purchase of a car and the payment of club dues and other such expenses.  The Company also will pay the initiation fee for Mr. Stevens’ family to join the Bellevue Athletic Club (estimated at approximately $5,000).

The Employment Agreement, and Mr. Stevens’ employment, will terminate upon Mr. Stevens’ death and may be terminated by the Company in the event of Mr. Stevens’ disability.  In addition, the Company may terminate Mr. Stevens’ employment at any time for Cause (as defined in the Employment Agreement) or for any other reason upon thirty days prior written notice.  Mr. Stevens may terminate the Employment Agreement at any time and for any reason upon thirty days prior written notice.  In the event that the employment of Mr. Stevens is terminated, the Employment Agreement provides that he (or his estate, as the case may be) will be entitled to the following, as more fully described in the Employment Agreement:

•                  In the event that the employment of Mr. Stevens is terminated upon his death or by the Company due to his disability: (i) his accrued but unpaid base salary and vacation through his termination date; (ii) any unpaid annual incentive compensation earned but not paid in the previous year; (iii) any amounts otherwise payable to Mr. Stevens under the Company’s benefit plans and programs; and (iv) an amount in lieu of any annual incentive compensation for the current year.

•                  In the event Mr. Stevens terminates his employment other than for Good Reason (as defined in the

Employment Agreement): the amounts payable due to death or disability under (i) through (iii) above.  In addition, any shares in the Company that have not vested will be forfeited.

•                  In the event that the employment of Mr. Stevens is terminated by the Company without Cause, or Mr. Stevens terminates his employment for Good Reason or within one year following a Change of Control (as defined in the Employment Agreement), Mr. Stevens will not be entitled to benefits under the Company’s severance plan but will be entitled to the following: (A) the amounts payable due to death or disability under (i) through (iii) above; (B)  a separation payment in the amount of 0.75 times Mr. Stevens’ annualized base salary plus the average of the annual incentive compensation paid in the two fiscal years prior to the year in which his termination occurs; and (C) a non-compete payment in the amount of 2.0 times Mr. Stevens’ annualized base salary plus the average of the annual incentive compensation paid in the two fiscal years prior to the year in which his termination occurs.  Mr. Stevens and his immediate family also will be entitled to life and welfare benefits substantially similar to those provided to the Company’s senior executive officers for a period of 18 months after Mr. Stevens’ termination.  Upon approval of the Governance, Nominating and Compensation Committee, any unvested stock options held by Mr. Stevens will be deemed fully vested and exercisable for a period of one year after his termination.

•                  In the event that the employment of Mr. Stevens is terminated by the Company for Cause, he will be entitled to receive his accrued but unpaid base salary and any amounts otherwise payable to him under the Company’s benefit plans and programs.

As a condition of his employment, Mr. Stevens has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following termination of his employment with the Company.  These non-compete and non-solicitation agreements, however, may not be enforceable in some jurisdictions or may be enforceable only in part.  Under the Employment Agreement, the Company also has agreed to indemnify and hold harmless Mr. Stevens against damages or other losses resulting from his good faith performance of his duties and obligations under the Employment Agreement.  This right of indemnification shall be in addition to any rights of indemnification provided in the Company’s Articles of Incorporation and Bylaws or under applicable law.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the press release issued by the Company on March 4, 2005 announcing the hiring of Mr. Stevens is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Retirement Agreement and General Release with W. Brian Matsuyama

On March 3, 2005, the Company entered into a Retirement Agreement and General Release with W. Brian Matsuyama, the Company’s President and CEO, in connection with Mr. Matsuyama’s retirement as President, CEO, Vice Chairman, and a member of the Company’s Board of Directors, effective March 31, 2005 (the “Retirement Agreement”).

Under the terms of the Retirement Agreement, Mr. Matsuyama will receive a payment of $50,000 on or about April 30, 2005, and a payment of $250,000 on or about April 30, 2006.  In exchange for these payments, Mr. Matsuyama released the Company, its affiliates, divisions, successors, current and former employees, attorneys, officers, directors, shareholders, and certain other parties from any and all claims that Mr. Matsuyama has or may have against any of the foregoing persons.  Pursuant to the Retirement Agreement, the Company has agreed to indemnify Mr. Matsuyama against any claims that may be brought against Mr. Matsuyama to the same extent the Company would indemnify any officer then employed by the Company.

The foregoing summary of the Retirement Agreement is qualified in its entirety by reference to the text of the Retirement Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K.  A copy of the press release issued by the Company on March 4, 2005 announcing the resignation of Mr. Matsuyama is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01 above, Mr. Matsuyama will resign as the President, CEO, Vice Chairman, and a member of the Company’s Board of Directors, effective March 31, 2005, and Mr. Stevens will commence as the Company’s new President and CEO and as a member of the Company’s Board of Directors, effective April 1, 2005.  As of the date of this filing, the Company has not determined those committees to which Mr. Stevens will be named.  A summary of the material terms and conditions of Mr. Matsuyama’s Retirement Agreement and Mr. Stevens’ Employment Agreement are set forth in Item 1.01 above, which description is incorporated by reference into this Item 5.02.

Mr. Stevens, 45, most recently served as President and Chief Operating Officer of Panhandle Energy, a subsidiary of Southern Union Company based in Houston, Texas.  Panhandle Energy’s operations include 10,000 miles of mainline natural gas pipelines, a large liquefied natural gas receiving terminal and above ground liquefied natural gas storage facilities.  Mr. Stevens previously served as Executive Vice President – Gas Distribution Operations for Southern Union Company including its four divisions that served well over 1 million customers.  From 1998 until its sale in 2003, he served as President and Chief Operating Officer of Southern Union Gas Company, an operating division of Southern Union Company and a natural gas distribution company that served over 500,000 customers.  Between 1984 and 1998, Mr. Stevens served in various management and operational positions for Southern Union Company and its subsidiaries.  Mr. Stevens holds a B.S. in Chemical Engineering from the University of Texas at Austin and is a Registered Professional Engineer.

There are no family relationships between Mr. Stevens and any of the Company’s officers or directors.

A copy of the press release issued by the Company on March 4, 2005 announcing the resignation of Mr. Matsuyama and the hiring of Mr. Stevens is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.

Description of Exhibit

10.1	Employment Agreement, dated March 3, 2005, between the Company and David W. Stevens.

10.2	Retirement Agreement and General Release, dated March 3, 2005, between the Company and W. Brian Matsuyama.

99.1	Press Release dated March 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: March 9, 2005	By:	/s/ J.D. Wessling
J.D. Wessling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

10.1	Employment Agreement, dated March 3, 2005, between the Company and David W. Stevens.

10.2	Retirement Agreement and General Release, dated March 3, 2005, between the Company and W. Brian Matsuyama.

99.1	Press Release dated March 4, 2005.